UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 3, 2024
Date of Report (Date of earliest event reported)

URANIUM ENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada	001-33706	98-0399476
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 North Shoreline, Ste. 800, Corpus Christi, Texas, U.S.A.	78401
(U.S. corporate headquarters)	(Zip Code)

1830 – 1188 West Georgia Street Vancouver, British Columbia, Canada	V6E 4A2
(Canadian corporate headquarters)	(Zip Code)

(Address of principal executive offices)

(361) 888-8235
(Registrant’s telephone number, including area code)

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common Stock	UEC	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 7.01	Regulation FD Disclosure

On September 3, 2024, Uranium Energy Corp. (the “Company” or “UEC”) issued a news release to announce that it has received a Sustainalytics Rating of 23.8, which places the Company as the leading uranium mining company and in the top 5th percentile of the Diversified Metals and Mining Subindustry as rated by Morningstar Sustainalytics (as at September 2, 2024).

Amir Adnani, President and CEO stated: “As the fastest growing North American focused uranium company, we are proud to have attained the leading position in the global uranium industry for our Sustainability work. The top of class rating reflects our ongoing practices since UEC’s inception to integrate sustainability into our core business operations. The result further demonstrates our commitment to creating long-term value for our shareholders, stakeholders and Indigenous rights holders by combining environmental care along with business growth.”

UEC’s latest Sustainability Report is available on the Company’s website and highlights our sustainability achievements to date. This includes measuring and reducing carbon emissions, improving biodiversity, restoring project areas, and supporting local communities where we operate.

The Company’s Sustainability Report is available at https://www.uraniumenergy.com/sustainability/ and the Company’s Morningstar Sustainalytics Risk Rating may be viewed at https://www.sustainalytics.com/esg-rating/uranium-energy-corp/1031306735.

About Morningstar Sustainalytics

Morningstar Sustainalytics is a leading ESG data, research and ratings firm that supports investors around the world with the development and implementation of responsible investment strategies. For more than 30 years, the firm has been at the forefront of developing high-quality, innovative solutions to meet the evolving needs of global investors. Today, Morningstar Sustainalytics works with hundreds of the world's leading asset managers and pension funds who incorporate ESG information and assessments into their investment processes. The firm also works with hundreds of companies and their financial intermediaries to help them consider material sustainability factors in policies, practices, and capital projects. Morningstar Sustainalytics has analysts around the world with varied multidisciplinary expertise across more than 40 industry groups. For more information, visit www.sustainalytics.com.

This press release contains information developed by Sustainalytics (www.sustainalytics.com). Such information and data are proprietary of Sustainalytics and/or its third-party suppliers and are provided for informational purposes only. They do not constitute an endorsement of any product or project, nor investment advice, and are not warranted to be complete, timely, accurate or suitable for a particular purpose. Their use is subject to conditions available at https://www.sustainalytics.com/legal-disclaimers.

A copy of the news release is attached as Exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit	Description

99.1	News Release dated September 3, 2024.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

URANIUM ENERGY CORP.

DATE: September 3, 2024.	By:	/s/ Pat Obara
Pat Obara, Secretary and
Chief Financial Officer